EXHIBIT 10.51

LOAN AGREEMENT

February 14, 2017

Perla Capital Inc. (the “Lender”) of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, advanced USD$75,000 (the “Principal Sum”) to Cell MedX Corp. (the “Borrower”) of 123 W. Nye Ln, Suite 446, Carson City, NV 89706.  The Lender advanced the funds on February 14, 2017.

The Borrower agrees to repay the Principal Sum on demand, together with interest calculated and compounded monthly at the rate of 6% per year (the “Interest”) from February 14, 2017.  The Borrower is liable for repayment of the Principal Sum and accrued Interest and any costs that the Lender incurs in trying to collect the Principal Sum and the Interest.

The Borrower will evidence the debt and its repayment of the Principal Sum and the Interest with a promissory note in the attached form.

LENDER	BORROWER
Perla Capital Inc.	Cell MedX Corp.

Per:	Per:

/s/ Bernadette Caspillan	/s/ Yanika Silina
Bernadette Caspillan	Yanika Silina, CFO

PROMISSORY NOTE

Principal Amount: USD$75,000	February 14, 2017

FOR VALUE RECEIVED Cell MedX Corp., (the “Borrower”) promises to pay on demand to the order of Perla Capital Inc. (the “Lender”) the sum of $75,000 lawful money of United States (the “Principal Sum”) together with interest on the Principal Sum from February 14, 2017 (“Effective Date”) both before and after maturity, default and judgment at the Interest Rate as defined below.

For the purposes of this promissory note, Interest Rate means six (6) per cent per year.  Interest at the Interest Rate must be calculated and compounded monthly not in advance from and including the Effective Date (for an effective rate of 6.2% per annum calculated monthly), and is payable together with the Principal Sum when the Principal Sum is repaid.

The Borrower may repay the Principal Sum and the Interest in whole or in part at any time.

The Borrower waives presentment, protest, notice of protest and notice of dishonour of this promissory note

BORROWER

Cell MedX Corp.

Per:

/s/ Yanika Silina

Yanika Silina, CFO